UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  September 29, 2006

BROADCAST INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Utah

0-13316

87-0395567

(State or other jurisdiction of

(Commission

(IRS Employer

incorporation or organization)

File No.)

Identification No.)

7050 Union Park Avenue, Suite 600, Salt Lake City, UT 84047

(Address of principal executive offices, including zip code)

(801) 562-2252

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BROADCAST INTERNATIONAL, INC.

FORM 8-K

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking.  These statements are often, but not always, made through the use of words or phrases such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "management believes," "we believe," "we intend" and similar words or phrases.  Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them.  Any forward-looking statements are qualified in their entirety by reference to the risk factors contained in our annual and quarterly reports filed with the Securities and Exchange Commission.

Item 1.01.  Entry into a Material Definitive Agreement.

On September 29, 2006, we entered into a letter of understanding with Triage Capital Management, or Triage, dated September 25, 2006.  The letter of understanding provided that Triage loan $1,000,000 to us in exchange for us entering into, on or prior to October 30, 2006, a convertible note securities agreement.  It is intended that the funding provided by Triage be replaced by a convertible note and accompanying warrants, as described below.  If we do not enter into the convertible note securities agreement with Triage by October 30, 2006, we must repay the $1,000,000 without interest.

The convertible note securities agreement contemplates that: (i) we will issue to Triage a two-year convertible note in the principal amount of $1,000,000 representing the funding received by us on September 29, 2006; (ii) the convertible note will bear an annual interest rate of 5%, payable semi-annually in shares of our common stock; (iii) the convertible note will be convertible into shares of our common stock at a conversion price of $1.50 per share; and (iv) we will issue to Triage four classes of warrants (A Warrants, B Warrants, C Warrants and D Warrants), which give Triage the right to purchase a total of 5,500,000 shares of our common stock as described below.  The A and B Warrants expire one year after the effective date of a contemplated registration statement to be filed under the Securities Act of 1933, as amended (the “Securities Act”), to register the subsequent sale of shares received from exercise of the A and B Warrants. The C Warrants and D Warrants expire eighteen months and twenty four months, respectively, after the effective date of the registration statement.  The A Warrants grant Triage the right to purchase up to 750,000 shares of common stock at an exercise price of $1.60 per share, the B Warrants grant Triage the right to purchase up to 750,000 shares of common stock at an exercise price of $1.75 per share, the C Warrants grant Triage the right to purchase up to 2,000,000 shares of common stock at an exercise price of $2.10 per share, and the D Warrants grant Triage the right to purchase up to 2,000,000 shares of common stock at an exercise price of $3.00 per share.

Section 4(a)(xi) of our outstanding senior secured convertible notes specifies that it is an event of default if we do not raise at least $3,000,000 by September 30, 2006.  As of August 31, 2006, we had raised approximately $2,243,000 pursuant to (i) $1,000,000 funded in connection with the stock purchase agreement dated August 15, 2006 with Yang Lan Studio Ltd., and (ii) $1,243,000 raised from our recent private placement offering of common stock.  These financings, together with the $1,000,000 provided by

Triage, satisfy the financing condition of section 4(a)(xi) of our outstanding senior secured convertible notes.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet

Arrangement of a Registrant.

On September 29, 2006, we incurred an indebtedness to Triage in the amount of $1,000,000 as described in Item 1.01 above.

Item 3.02.  Sales of Unregistered Securities.

Pursuant to the above-described transaction, we issued to Triage an obligation, as represented by the letter of understanding, in consideration of $1,000,000.  Triage is an accredited investor and was fully informed regarding its investment.  In the transaction, we relied on the exemption from registration under Section 4(2) and Section 4(6) of the Securities Act.

Item 9.01.  Financial Statements and Exhibits

(c)

Exhibits:

10.1-

Letter of Understanding dated September 25, 2006 between the Registrant and Triage Capital Management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 5, 2006.

BROADCAST INTERNATIONAL, INC.

a Utah corporation

By:   /s/ Rodney M. Tiede

Name:

Rodney M. Tiede

Title:

President and Chief Executive Officer

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